Exhibit 99.1

Canopy Growth Reports Fourth Quarter and Fiscal Year 2023 Financial Results

Business transformation and cost reduction actions initiated in FY2023 expected to drive overall cost reduction of $240-$310 million by the end of FY2024

Actions to strengthen balance sheet have reduced overall debt position by approximately $500 million from Q2 FY2023 to quarter-to-date in Q1 FY2024 and are anticipated to generate proceeds of up to $150 million from facility divestitures by the end of Q2 FY2024

Revised proxy statement filed with modifications to the structure of Canopy USA in order to maintain compliance with NASDAQ listing requirements while preserving strategic benefits

SMITHS FALLS, ON, June 22, 2023 /PRNewswire/ - Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX:WEED) (NASDAQ: CGC) today announced its financial results for the fourth quarter and fiscal year ended March 31, 2023 and the filing of an annual report on Form 10-K, including the audited consolidated financial statements for the fiscal year ended March 31, 2023 and the unqualified report thereon of the Company’s independent registered public accounting firm. All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Highlights

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In FY2023, the Company announced a series of comprehensive steps to align its Canadian cannabis operations and resources including: (i) the divestiture of the Company's national cannabis retail operations (completed in Q3 FY2023); (ii) ceasing the sourcing of cannabis flower from the Mirabel, Quebec facility (completed in Q4 FY2023); (iii) exiting cannabis flower cultivation in the Smiths Falls, Ontario facility (expected to be completed in Q1 FY2024); (iv) consolidating cultivation at its existing facilities in Kincardine, Ontario and Kelowna, British Columbia; and (v) moving to an adaptive third-party sourcing model for all cannabis beverages, edibles, vapes, and extracts which will enable the Company to select and bring to market exciting and exclusive formats without the required investment in research and development and production footprint.
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Restructuring steps undertaken in FY2023 reduced Selling, General & Administrative (“SG&A”) expenses and Cost of Goods Sold (“COGS”) by a combined $125 million through the end of FY2023.
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The Company's FY2023 net revenue decreased 21% year-over year to $403 million. When adjusting for the impact of the divestiture of C3 in Q4 FY2022 and our Canadian retail business in Q3 FY2023, revenues decreased 11% in FY2023 as compared to FY2022.
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Canadian medical cannabis revenue in FY2023 increased 6% year-over-year and Q4 FY2023 increased 8% year-over-year in a declining market.
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Enhanced flower quality drove resurgence of the Company's mainstream Tweed brand to #9 spot in the Canadian adult-use market in Q4 FY2023 up from #16 in prior year1.
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Subsequent to quarter-end, the Company entered into an agreement with Indiva Limited that gives Canopy Growth control of all distribution, marketing, and sales of industry leading Wana branded products in Canada. The addition of Wana branded gummies is expected to drive Adjusted EBITDA improvement for the Company's Canadian cannabis business and advance its path to leadership in the edibles category in Canada.

“Fiscal 2023 was a transformational year for Canopy Growth as we began to implement a comprehensive strategy to accelerate our path to profitability, and position our business to realize the tremendous opportunities ahead. Our actions are already yielding results and we expect to realize significant benefits from our cost reduction program in Fiscal 2024. Paired with continued progress in our Canopy USA strategy which enables a fast start, the Company is well positioned as it strives towards its goal of long-term North American cannabis leadership.’’

David Klein, Chief Executive Officer

“Our actions throughout Fiscal 2023 have streamlined the organization, reduced costs, and eliminated a significant portion of Canopy Growth’s debt. We recognize there is more work to be done, and we have several initiatives already underway to further reduce the operating cash burn in the businesses and improve our balance sheet, including facility divestitures that are anticipated to generate proceeds of up to $150 million in Fiscal 2024.”

Judy Hong, Chief Financial Officer

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1 Unless otherwise indicated, market share data disclosed in this press release is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by third-party data providers and government agencies.

BioSteel Review and Remedial Actions

In connection with the preparation of our financial statements for our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 (the “Form 10-K”), we identified certain trends in the BioSteel Sports Nutrition Inc. (“BioSteel”) business unit. With the oversight of the Audit Committee, we launched an internal review, together with independent external counsel and forensic accountants.

This review identified material misstatements in certain of our prior financial statements related to certain sales in the BioSteel business unit, particularly with respect to the timing and amount of revenue recognition. The review also identified material weaknesses in the Company’s internal control over financial reporting as of March 31, 2023. Overall, the correction resulted in a decrease of approximately $10 million in net revenue for FY2022, or approximately 2% of total net revenue for the Company. For the nine months ended December 31, 2022, the correction resulted in a decrease of approximately $14 million in net revenue, or approximately 4% of total consolidated revenue for the Company.

As a result of the review, we are continuing to implement several remedial actions, including management changes and appropriate personnel actions. The Company is also considering all legal options that may be available in connection with the associated overpayment made in FY2023 to the minority shareholders of BioSteel as a result of the overstatement of revenues.

Additionally, Canopy Growth has taken decisive actions to sustain growth and improve profitability of BioSteel including: (i) exiting all BioSteel international business; (ii) prioritizing resources towards the growing Canadian market; (iii) refining our market strategy in the U.S.; (iv) changes to the BioSteel business including cost reductions in warehousing, production, product sampling and overall staffing reductions; and (v) exploring additional options to further minimize operating cash burn.

Balance Sheet and Liquidity

The Company ended FY2023 with cash, cash equivalents and short-term investments of $783 million. Targeted actions that have been completed or are currently underway to further strengthen our balance sheet include:

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Reduction of approximately $500 million in debt from Q2 FY2023 to quarter-to-date in Q1 FY2024, including the equitization of $267 million of the 4.25% unsecured notes due in July 2023 (the “2023 Notes”) and a paydown of USD$188 million of the senior secured term loan at $0.93 per dollar of debt, which has reduced annual interest payments by approximately $45 million;
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Refinancing $100 million of the 2023 Notes held by Greenstar Canada Investment Limited Partnership, a wholly-owned subsidiary of Constellation Brands, Inc. ("CBI") in order to extend the maturity date to December 31, 2024. The Company maintains its intention to negotiate an exchange to purchase the 2023 Notes held by CBI in exchange for shares prior to its maturity; and
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Facility divestitures which are expected to generate proceeds of up to $150 million by the end of September 2023. In the first quarter, the Company has already received proceeds of approximately $56 million in transactions that closed subsequent to March 31, 2023. Under provisions of the senior secured term loan agreement, 50% of proceeds will be used to paydown outstanding amounts of the senior secured term loan.

FY2024 Outlook and Priorities

To advance our goal of becoming a leading premium cannabis branded company in North America, Canopy Growth will focus on the following in FY2024:

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Achieving breakeven to positive adjusted EBITDA in all of our businesses, with the exception of BioSteel, by end of FY2024;
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Strengthening our balance sheet and improving liquidity; and
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Cost reduction initiatives undertaken in FY2023 are on track to reduce the Company's headcount by over 1200 positions.

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Fourth Quarter FY2023 Financial Summary

(in millions of Canadian dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[3]	Net loss	Adjusted EBITDA[4]	Free cash flow[5]

Reported	$87.5	(103%)	(18%)	$(647.6)	$(95.6)	$(142.8)
vs. Q4 FY2022[2]	(14%)	6,300 bps	2,700 bps	(10%)	27%	(13%)

FY2023 Financial Summary

(in millions of Canadian dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[6]	Net loss	Adjusted EBITDA	Free cash flow

Reported	$402.9	(26%)	(3%)	$(3,309.5)	$(349.7)	$(566.8)
vs. FY2022[2]	(21%)	1,400 bps	1,000 bps	901%	18%	3%

Business Highlights
Transformation of Canadian cannabis operations to asset-light model and expected cost reductions are on track
• Since FY2020, the Company has closed 10 production sites in Canada and is on track to end production at its 1 Hershey Drive, Smiths Falls, Ontario facility by the end of Q1 FY2024.
• Cost reduction initiatives undertaken in FY2023 are on track to reduce the Company's headcount by over 1200 positions.

During a year of significant business change and continued market fragmentation, Canopy Growth's Canadian cannabis business stabilized exiting FY2023
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The Company's Canadian medical cannabis revenue in Q4 FY2023 increased 8% year-over-year in a declining market and Canadian adult-use cannabis Business-to-business revenue in Q4 FY2023 increased slightly over Q3 FY2023.

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Canadian adult-use cannabis performance was aided by the resurgence of the Company's mainstream Tweed brand. The resurgence was driven by strong consumer demand for new, high-quality Tweed Kush Mints and Tweed Tiger Cake flower and PRJ product offerings.

FY2024 focus on continued stabilization of Canadian adult-use cannabis business expected to be driven by new, high-quality flower and pre-rolled joints as well as a stronger edibles portfolio
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Leveraging our experience with the resurgence of the Tweed brand in FY2023, the Company's focus on enhancing flower quality is expected to improve the competitive positioning of our premium Doja and 7ACRES branded product offerings.

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Focused on reestablishing the growth of the Wana brand in the Canadian market and bringing Wana’s innovation across the United States into the Canadian market, including, for instance, Wana's new passionfruit pineapple 1:1:1 (CBG/CBD/THC) gummy, a low dose product perfect for relaxing, which will soon be available in Ontario, BC, and Alberta.

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2 Restated

3 Adjusted gross margin is a non-GAAP measure, and for Q4 FY2023 excludes $75 million of restructuring costs recorded in COGS (Q4 FY2022 - excludes $4.2 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis and $119 million of restructuring costs recorded in COGS). See "Non-GAAP Measures" and Schedule 4 for a reconciliation of net revenue to adjusted gross margin.

4 Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 5 for a reconciliation of net loss to adjusted EBITDA.

5 Free cash flow is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 6 for a reconciliation of net cash used in operating activities to free cash flow.

6 Adjusted gross margin is a non-GAAP measure, and for FY2023 excludes $90 million of restructuring costs recorded in cost of goods sold (FY2022 - excludes $11.8 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis and $123.7 million of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures" and Schedule 4 for a reconciliation of net revenue to adjusted gross margin.

Focusing BioSteel in North America, advancing innovation at Storz & Bickel to drive growth
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BioSteel is continuing to gain market share in Canada, including through its high visibility NHL partnerships and has reached an 11.2% share of convenience and gas channel in Canada[7] in Q4 FY2023, up from 3.4% in the prior year. In FY2024, the BioSteel business is focused on expanding distribution in the food, drug, and mass channels and club accounts across Canada.

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BioSteel All-Commodity Volume in the U.S. of 37.7% in Q4 FY2023[8], up from 18.9% in the prior year. The Company is refining BioSteel's U.S. market strategy with a tighter geographical focus as well as sharper emphasis on the specialty retail channel.

• Storz & Bickel has enhanced its U.S commercial strategy and is focused on driving improved growth with a planned launch of new Storz & Bickel vaporizers in FY2024.

CUSA strategy advancing and expected to accelerate entry into the U.S. cannabis market
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Subsequent to quarter end, the Company filed a revised proxy statement related to the Company's strategy to accelerate entry into the U.S. cannabis market through its interest in CUSA and realize the opportunity of the world’s largest cannabis market.

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In order to ensure continued compliance with NASDAQ’s listing rules, Canopy Growth has modified the structure of the Company’s interest in CUSA such that it is not expected to be required to consolidate the financial results of CUSA with the Company’s financial statements in accordance with generally accepted accounting principles in the United States.

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The Company is focused on concluding the regulatory review and filing a definitive proxy statement related to CUSA in order to finalize the date for the special meeting of shareholders to authorize the creation of a new class of non-voting exchangeable shares in the capital of the Company (the “Exchangeable Shares”).

U.S. THC companies continue to strengthen and expand their businesses
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Acreage[9] reported Q1 FY2023 revenue of USD $56 million. In Q1 FY2023, Acreage began adult-use retail operations in Connecticut and secured approval to locate an adult-use dispensary in Pennsauken, New Jersey. Acreage anticipates commencing adult-use sales at the new Pennsauken location before the end of 2023.

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In the three months ended March 31, 2023, Wana Brands[10] launched 19 SKUs in 8 markets including the launch in Colorado of Wana Optimals Quick Calm, a groundbreaking product offering a calming, typically non-intoxicating cannabinoid-terpene blend for fast-acting relief from anxious feelings.

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In the three months ended March 31, 2023, Jetty[11] expanded to the state of New York with products offered at two New York City dispensaries, Housing Works Cannabis Company and Union Square Travel Agency. Jetty also maintained its position as the #1 Solventless vape in California[12] in addition to fully staffing its California sales team to provide coverage of over 500 retail accounts.

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7 Nielsen data 13-weeks ended April 1, 2023.

8 IRI data for the 13 weeks ended April 2, 2023.

9 Until such time as the rights to acquire Acreage are exercised, neither the Company nor CUSA will have any direct or indirect economic or voting interests in Acreage, neither the Company nor CUSA will directly or indirectly control Acreage, and each of the Company, CUSA and Acreage will continue to operate independently of one another. The Company holds non-voting and non-participating shares in CUSA that are exchangeable into common shares of CUSA.

10 Until such time as CUSA elects to exercise its rights to acquire Mountain High Products, LLC, Wana Wellness, LLC and The Cima Group, LLC (collectively, “Wana”), CUSA will have no direct or indirect economic or voting interests in Wana, CUSA will not directly or indirectly control Wana, and CUSA, on the one hand, and Wana, on the other hand, will continue to operate independently of one another. The Company holds non-voting and non-participating shares in CUSA that are exchangeable into common shares of CUSA.

11 Until such time as CUSA elects to exercise its rights to acquire Lemurian, Inc. (“Jetty”), CUSA will have no direct or indirect economic or voting interests in Jetty, CUSA will not directly or indirectly control Jetty, and CUSA, on the one hand, and Jetty, on the other hand, will continue to operate independently of one another. The Company holds non-voting and non-participating shares in CUSA that are exchangeable into common shares of CUSA.

12 Based on April 2023 BDS Analytics Inc. data.

Fourth Quarter and FY2023 Financial Summary

Revenues:

Net revenue of $88 million in Q4 FY2023 declined 14% as compared to Q4 FY2022 with the decrease primarily attributable to the divestitures of C3 Cannabinoid Compound Company GmbH (“C³”) in the fourth quarter of FY2022 and the Canadian business-to-consumer cannabis business in the third quarter of FY2023, as well the impacts of increased competition in the Canadian adult use cannabis market and softer performance from Storz & Bickel and This Works. When adjusting for the impact of the divestiture of our Canadian retail business, Canadian cannabis revenues for the period decreased 8% in Q4 FY2023 as compared to Q4 FY2022, and were stable compared to Q3 FY2023.

Net revenue of $403 million in FY2023 declined 21% as compared to FY2022. The decrease is primarily attributable to increased competition in the Canadian adult-use cannabis market, the divestitures of C³ and the Canadian business-to-consumer cannabis business, and softer performance from Storz & Bickel and This Works. These decreases were partially offset by growth of our BioSteel business in the Canadian market.

Gross Margin:

Reported gross margin in Q4 FY2023 was (103%) as compared to (166%) in Q4 FY2022. Excluding non-cash restructuring costs and inventory write-downs associated with the Company's strategic changes recorded in COGS for a total of $75 million, adjusted gross margin was (18%). Adjusted gross margin during Q4 FY2023 was negatively impacted by higher inventory write-downs and charges relating to costs associated with certain contract manufacturing agreements that are not expected to recur past FY2023 in the BioSteel business unit.

Reported gross margin in FY2023 was (26%) as compared to (40%) in FY2022. Excluding non-cash restructuring costs recorded in COGS of $90 million, adjusted gross margin was (3%) in FY2023. Adjusted gross margin during FY2023 was negatively impacted by higher inventory write-downs and charges relating to costs associated with certain contract manufacturing agreements that are not expected to recur past FY2023 in the BioSteel business unit.

Operating Expenses:

Total SG&A expenses in Q4 FY2023 declined by 11% as compared to Q4 FY2022, driven by year-over-year decreases in general and administrative (“G&A”), research and development (“R&D”) as well as depreciation and amortization expenses. These decreases were primarily due to the restructuring actions announced in April 2022 and February 2023. Partially offsetting these decreases were an increase in BioSteel sales and marketing expenses, relating to the activation of the National Hockey League (“NHL”) partnership announced in July 2022 and other BioSteel sales and marketing activities, as well as acquisition-related costs. Excluding acquisition‑related expenses, the impact of the disposition of C3 in the fourth quarter of FY2022 and the disposition of the Canadian retail business in the Q3 FY2023, as well as the COVID-19 relief program, total SG&A expenses decreased 13% in Q4 FY2023 compared to the prior year period.

Total SG&A expenses in FY2023 declined by 3% as compared to FY2022, driven by year-over-year decreases in G&A, R&D as well as depreciation and amortization expenses. These decreases were primarily due to the restructuring actions announced in April 2022 and February 2023. Partially offsetting these decreases were an increase in BioSteel sales and marketing expenses, relating to the activation of the NHL partnership announced in July 2022 and other BioSteel sales and marketing activities, as well as acquisition-related costs. Excluding acquisition‑related expenses, the impact of the disposition of C3 in the fourth quarter of FY2022 and the disposition of the Canadian retail business in the third quarter of FY2023, as well as the COVID-19 relief program, total SG&A expenses decreased 8% in FY2023 compared to the prior year.

Net Loss:

Net Loss in Q4 FY2023 was $648 million, which is a $59 million increase as compared to Q4 FY2022, driven primarily by an increase in asset impairment and restructuring costs of $164 million partially offset by improved gross margins.

Net Loss in FY2023 was $3,310 million, which is a $2,979 million increase as compared to FY2022, driven primarily by a $1,887 million increase in asset impairment and restructuring costs primarily related to goodwill impairment losses associated with the Company’s cannabis operations reporting unit, as well as a $1,219 million primarily related to the impact of non-cash fair value changes partially offset by improved gross margins.

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Adjusted EBITDA:

Adjusted EBITDA loss in Q4 FY2023 was $96 million, a $36 million improvement in Adjusted EBITDA loss as compared to Q4 FY2022 primarily driven by the year-over-year improvement in gross margin and reduced operating expenses.

Adjusted EBITDA loss in FY2023 was $350 million, a $76 million improvement in Adjusted EBITDA loss as compared to FY2022 primarily driven by the year-over-year improvement in gross margin and reduced operating expenses inclusive of the impact of a $64 million reduction in COVID-19 relief payments in FY2023 as compared to FY2022.

Free Cash Flow:

Free Cash Flow in Q4 FY2023 was an outflow of $143 million, a 13% increase in outflow as compared to Q4 FY2022. Relative to Q4 FY2022, the increase in outflow is due to the timing of certain payments in each period and investments in growth initiatives at BioSteel and costs related to the formation of CUSA, partially offset by reduced capital expenditures and impacts of cost reduction actions.

Free Cash Flow in FY2023 was an outflow of $567 million, a 3% decrease in outflow as compared to FY2022. Relative to FY2022, the decrease in outflow is due to the timing of certain payments in each period, reduced capital expenditures and impacts of cost reduction actions, partially offset investments in growth initiatives at BioSteel and costs related to the formation of CUSA.

Cash Position:

Cash and short-term investments were $783 million at March 31, 2023, representing a decrease of $589 million from $1,372 million at March 31, 2022 reflecting the impact of cash used in operating activities, the first tranche of the term loan credit agreement repayment of $118 million, as well as cash used for acquisitions and investments, including the acquisition of the Verona, Virginia manufacturing facility for the BioSteel business and a premium payment made to obtain an option to acquire Acreage Holdings, Inc. ("Acreage") outstanding debt in connection with the formation of CUSA in October 2022. Partially offsetting these net outflows were net proceeds of $135 million from the issuance of USD$100 million in convertible debentures in February 2023. Debt amounted to $1,307 million at March 31, 2023, representing a decline of $194 million from $1,501 million at March 31, 2022. Subsequent to March 31, 2023, $127 million of debt owing under the credit facility was repaid at $0.93 cents on the dollar for $117 million, and $100 million of the 2023 Notes were settled through the issuance of a promissory note due at the end of the third quarter of FY2025.

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Fourth Quarter FY2023 Revenue Review13

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q4 FY2023	Q4 FY2022	Vs. Q4 FY2022	FY2023	FY2022	Vs. FY2022
		(As Restated)			(As Restated)
Canada cannabis
Canadian adult-use cannabis
Business-to-business[14]	$21.6	$25.8	(16%)	$95.0	$143.7	(34%)
Business-to-consumer	$-	$13.1	(100%)	$36.3	$61.6	(41%)
	$21.6	$38.9	(44%)	$131.3	$205.3	(36%)
Canadian medical cannabis[15]	$14.1	$13.1	8%	$55.8	$52.6	6%
	$35.7	$52.0	(31%)	$187.1	$257.9	(27%)
Rest-of-world cannabis
C3	$-	$3.1	(100%)	$-	$36.1	(100%)
Other rest-of-world cannabis[16]	$8.8	$10.8	(19%)	$39.0	$43.2	(10%)
	$8.8	$13.9	(37%)	$39.0	$79.3	(51%)

Storz & Bickel	$15.5	$21.6	(28%)	$64.8	$85.4	(24%)
BioSteel[17]	$19.3	$3.5	NM	$69.6	$34.6	101%
This Works	$5.4	$6.0	(10%)	$26.0	$32.3	(20%)
Other	$2.8	$4.8	(42%)	$16.4	$20.8	(21%)

Net revenue	$87.5	$101.8	(14%)	$402.9	$510.3	(21%)

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13 In Q4 FY2023, we are reporting our financial results for the following five reportable segments: (i) Canada cannabis; (ii) rest-of-world cannabis; (iii) Storz & Bickel; (iv) BioSteel; and (v) This Works. Information regarding segment net revenue and segment gross margin for the comparative periods has been restated to reflect the aforementioned change in reportable segments.

[14] For Q4 FY2023, amount is net of excise taxes of $9.3 million and other revenue adjustments of $0.6 million (Q4 FY2022 - $13.2 million and $3.3 million, respectively). For FY2023, amount is net of excise taxes of $43.1 million and other revenue adjustments of $3.5 million (FY2022 - $56.7 million and $7.3 million, respectively).

[15] For Q4 FY2023, amount is net of excise taxes of $1.3 million (Q4 FY2022 - $1.2 million). For FY2023, amount is net of excise taxes of $4.9 million (FY2022 - $5.2 million).

[16] For Q4 FY2023, amount reflects other revenue adjustments of $3.7 million (Q4 FY2022 - $1.8 million). For FY2023, amount reflects other revenue adjustments of $8.6 million (FY2022 - $4.3 million)

[17] For Q4 FY2023, amount reflects other revenue adjustments of $6.6 million (Q4 FY2022 - $3.9 million). For FY2023, amount reflects other revenue adjustments of $14.2 million (FY2022 - $9.9 million)

Canada Cannabis

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Adult-use business-to-business net revenue in Q4 FY2023 decreased 16% as compared to Q4 FY2022 driven primarily by lower sales volumes, particularly in value-priced dried flower, resulting from both the strategic shift in our product portfolio and increased competition. These factors were partially offset by a more favorable product mix.

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Adult-use business-to-consumer net revenue in Q4 FY2023 decreased 100% as compared to Q4 FY2022 due to the disposition of all retail locations during Q3 FY2023.

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Medical net revenue in Q4 FY2023 increased 8% as compared to Q4 FY2022 driven by growth in insured patient registrations and continued expansion of product offerings.

Rest-of-world Cannabis

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Rest-of-world cannabis revenue in Q4 FY2023 decreased 37% over Q4 FY2022 due primarily to the divestiture of C3, the impact of shipments to Israel in Q4 FY2022, and a decline in our U.S. CBD business, partially offset by growth in the Australian market.
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Excluding the impact of the divestiture of C3, rest-of-world cannabis net revenue decreased 19% as compared to Q4 FY2022.

Storz & Bickel

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Storz & Bickel vaporizer revenue in Q4 FY2023 decreased 28% over Q4 FY2022 due primarily to the continued trend of reductions in consumer spending as seen in the prior quarters of FY2023 and again in Q4 FY2023.

This Works

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This Works sales in Q4 FY2023 decreased 10% over Q4 FY2022 due in part to softer performance of certain product lines and the impact of foreign exchange rates.

The Q4 FY2023, Q4 FY2022, FY2023 and FY2022 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

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Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Judy Hong, CFO at 5:30 PM Eastern Time on June 22, 2023.

Webcast Information

A live audio webcast will be available at https://app.webinar.net/0aNQ3wXleEd.

Replay Information

A replay will be accessible by webcast until 11:59 PM Eastern Time on September 20, 2023 at https://app.webinar.net/0aNQ3wXleEd.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; expected credit losses on financial assets and related charges; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”).

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Company's Annual Report on Form 10-K filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release and explained in the Company's Annual Report on Form 10-K filed with the “SEC”.

Contact:

Laura Nadeau
Communications
media@canopygrowth.com

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth Corporation (“Canopy”) is a leading North American cannabis and CPG company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space. Our CPG portfolio features sugar-free sports hydration brand BioSteel, targeted 24-hour skincare and wellness solutions from This Works, gourmet wellness products by Martha Stewart CBD, and category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through its rights to Acreage Holdings, a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast, as well as Wana Brands, a leading cannabis edible brand in North America, and Jetty Extracts, a California-based producer of high-quality cannabis extracts and pioneer of clean vape technology.

Beyond our world-class products, Canopy is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment—pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. To the extent any forward-looking statements in this news release constitutes “financial outlooks” within the meaning of applicable Canadian securities laws, the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

•
laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;
•
expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•
our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
•
the Company’s ability to execute on its strategy to accelerate the Company’s entry into the U.S. cannabis market through the creation of CUSA;
•
expectations regarding the potential success of, and the costs and benefits associated with the Reorganization Amendments;
•
expectations related to our announcement of certain restructuring actions and the potential success of, and the costs and benefits associated with the comprehensive steps and actions being undertaken by the Company with respect to its Canadian operations including any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, operating expenses, employee turnover and other changes with respect thereto;
•
expectations to capitalize on the opportunity for growth in the United States cannabis sector and the anticipated benefits of such strategy;
•
the timing and outcome of the arrangement agreement we entered into with Acreage and CUSA on October 24, 2022, as amended (the “Floating Share Arrangement Agreement”), the anticipated benefits of such arrangement, the anticipated timing of the acquisition of Acreage’s Class E subordinate voting shares (the “Fixed Shares”) and Acreage’s Class D subordinated voting shares by CUSA, the satisfaction or waiver of the closing conditions set out in the Floating Share Arrangement Agreement and the arrangement agreement we previously entered into with Acreage on April 18, 2019, as amended, including receipt of all regulatory approvals, and the anticipated timing and occurrence of the Company’s exercise of the option to acquire the Fixed Shares and closing of such transaction;
•
the negotiation and potential exchange to purchase the note held by CBI in exchange for shares prior to its maturity;
•
the anticipated timing and occurrence of the Company’s special meeting of shareholders to approve an amendment to the Company’s articles of incorporation to, among other things, create and authorize the issuance of the Exchangeable Shares (the “Amendment Proposal”);
•
expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;
•
expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
•
the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•
our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•
our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;

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•
the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•
our remediation plan and our ability to remediate the material weaknesses in our internal control over financial reporting;
•
our ability to continue as a going concern;
•
the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) from Constellation Brands, Inc. (“CBI”) and its affiliates (collectively, the “CBI Group”);
•
the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights held by the CBI Group;
•
expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;
•
the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
•
our ability to execute on our strategy and the anticipated benefits of such strategy;
•
the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
•
the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;
•
the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol (“THC”);
•
the future performance of our business and operations;
•
our competitive advantages and business strategies;
•
the competitive conditions of the industry;
•
the expected growth in the number of customers using our products;
•
our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
•
expectations regarding revenues, expenses and anticipated cash needs;
•
expectations regarding cash flow, liquidity and sources of funding;
•
expectations regarding capital expenditures;
•
the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•
the expected growth in our growing, production and supply chain capacities;
•
expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•
expectations with respect to future production costs;
•
expectations with respect to future sales and distribution channels and networks;
•
the expected methods to be used to distribute and sell our products;
•
our future product offerings;
•
the anticipated future gross margins of our operations;
•
accounting standards and estimates;
•
expectations regarding our distribution network;
•
expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements; and
•
expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; and (xiii)

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other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct. Financial outlooks, as with forward-looking statements generally, are, without limitation, based on the assumptions and subject to various risks as set out herein. Our actual financial position and results of operations may differ materially from management’s current expectations and, as a result, our Adjusted EBITDA and SG&A cost savings may differ materially from the values provided in this news release.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, risks related to our ability to remediate the material weaknesses identified in our internal control over financial reporting as of March 31, 2023, or inability to otherwise maintain an effective system of internal control; the risk that the restatement of the Company’s: (i) audited consolidated financial statements for the fiscal year ended March 31, 2022, originally included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and (ii) unaudited consolidated financial statements for the quarterly periods ended June 30, 2022, September 30, 2022 and December 31, 2022, originally included in the our Quarterly Reports on Form 10-Q for such quarterly periods could negatively affect investor confidence and raise reputation risks; our ability to continue as a going concern; our limited operating history; risks that we may be required to write down intangible assets, including goodwill, due to impairment; the ability of parties to certain transactions to receive, in a timely manner and on satisfactory terms, the necessary regulatory, court and shareholder approvals; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); volatility in and/or degradation of general economic, market, industry or business conditions; risks relating to our current and future operations in emerging markets; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the risks and uncertainty regarding future product development; changes in regulatory requirements in relation to our business and products; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; inherent uncertainty associated with projections; future levels of revenues and the impact of increasing levels of competition; third-party manufacturing risks; third-party transportation risks; inflation risks; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; risks relating to inventory write downs; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments; risks associated with jointly owned investments; our ability to manage disruptions in credit markets or changes to our credit ratings; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, litigation or other investigations, or threatened litigation or proceedings or investigations, on our business, financial condition, results of operations and cash flows; risks associated with divestment and restructuring; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; consumer demand for cannabis and U.S. hemp products; the risks that our restructuring actions will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; the implementation and effectiveness of key personnel changes; risks related to stock exchange restrictions; risks related to the protection and enforcement of our intellectual property rights; the risk that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; risks relating to the long term macroeconomics effects of the COVID-19 pandemic and any future pandemic or epidemic; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

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Participants in the Solicitation

Canopy Growth and its directors and executive officers may be deemed participants in the solicitation of proxies from Canopy Growth shareholders with respect to the Amendment Proposal. A description of each of these persons’ interests in the Amendment Proposal is contained in the Company’s revised preliminary proxy statement on Schedule 14A filed with the SEC on May 22, 2023 (as may be amended, the “Preliminary Proxy Statement”) and will be contained in the Company’s definitive proxy statement relating to the Amendment Proposal (the “Definitive Proxy Statement”) when it becomes available. The Preliminary Proxy Statement is (and the Definitive Proxy Statement when it becomes available will be) available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Canopy Growth Corporation, 1 Hershey Drive, Smiths Falls, Ontario, K7A 0A8 or by email to invest@canopygrowth.com. Investors should read the Preliminary Proxy Statement (and the Definitive Proxy Statement when it becomes available) because they will contain important information.

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Schedule 1

CANOPY GROWTH CORPORATION CONSOLIDATED BALANCE SHEETS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)
	March 31, 2023	March 31, 2022
		(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$677,007	$776,005
Short-term investments	105,595	595,651
Restricted short-term investments	11,765	12,216
Amounts receivable, net	93,987	86,581
Inventory	148,901	204,539
Prepaid expenses and other assets	39,999	52,620
Total current assets	1,077,254	1,727,612
Other financial assets	568,292	800,328
Property, plant and equipment	499,466	942,780
Intangible assets	188,719	252,695
Goodwill	85,563	1,866,503
Other assets	19,804	15,342
Total assets	$2,439,098	$5,605,260

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$76,234	$64,270
Other accrued expenses and liabilities	75,991	75,278
Current portion of long-term debt	556,890	9,296
Other liabilities	94,727	64,346
Total current liabilities	803,842	213,190
Long-term debt	749,991	1,491,695
Deferred income tax liabilities	357	15,991
Liability arising from Acreage Arrangement	-	47,000
Warrant derivative liability	-	26,920
Other liabilities	124,886	190,049
Total liabilities	1,679,076	1,984,845
Commitments and contingencies
Redeemable noncontrolling interest	-	32,500
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 517,305,551 shares and 394,422,604 shares, respectively	7,938,571	7,482,809
Additional paid-in capital	2,506,485	2,521,246
Accumulated other comprehensive loss	(13,860)	(42,282)
Deficit	(9,672,761)	(6,378,199)
Total Canopy Growth Corporation shareholders' equity	758,435	3,583,574
Noncontrolling interests	1,587	4,341
Total shareholders' equity	760,022	3,587,915
Total liabilities and shareholders' equity	$2,439,098	$5,605,260

Schedule 2

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended March 31,		Years ended March 31,
	2023	2022	2023	2022
		(As Restated)		(As Restated)
Revenue	$98,153	$116,119	$450,901	$572,214
Excise taxes	10,618	14,353	47,997	61,893
Net revenue	87,535	101,766	402,904	510,321
Cost of goods sold	178,039	271,090	507,044	713,457
Gross margin	(90,504)	(169,324)	(104,140)	(203,136)
Operating expenses:
Selling, general and administrative expenses	104,334	117,591	456,225	472,756
Share-based compensation	4,740	11,669	31,188	47,525
Asset impairment and restructuring costs	405,129	241,141	2,256,742	369,339
Total operating expenses	514,203	370,401	2,744,155	889,620
Operating loss	(604,707)	(539,725)	(2,848,295)	(1,092,756)
Loss from equity method investments	-	-	-	(100)
Other income (expense), net	(59,263)	(57,428)	(466,025)	753,341
Loss before income taxes	(663,970)	(597,153)	(3,314,320)	(339,515)
Income tax recovery	16,361	8,458	4,774	8,948
Net loss	(647,609)	(588,695)	(3,309,546)	(330,567)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interest	(7,529)	(6,217)	(31,388)	(20,524)
Net loss attributable to Canopy Growth Corporation	$(640,080)	$(582,478)	$(3,278,158)	$(310,043)

Basic and diluted loss per share	$(1.28)	$(1.48)	$(7.07)	$(0.79)
Basic and diluted weighted average common shares outstanding	498,778,062	394,248,404	463,724,414	391,324,285

Schedule 3

CANOPY GROWTH CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Years ended March 31,
	2023	2022
		(As Restated)
Cash flows from operating activities:
Net loss	$(3,309,546)	$(330,567)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	56,736	76,247
Amortization of intangible assets	27,781	38,171
Share of loss on equity method investments	-	100
Share-based compensation	31,188	47,525
Asset impairment and restructuring costs	2,227,989	332,949
Income tax recovery	(4,774)	(8,948)
Non-cash fair value adjustments and charges related to settlement of unsecured senior notes	353,827	(866,739)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	(9,906)	13,603
Inventory	55,638	173,037
Prepaid expenses and other assets	2,484	24,552
Accounts payable and accrued liabilities	17,629	(35,844)
Other, including non-cash foreign currency	(6,592)	(9,897)
Net cash used in operating activities	(557,546)	(545,811)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(9,217)	(36,684)
Purchases of intangible assets	(1,337)	(11,429)
Proceeds on sale of property, plant and equipment	13,609	27,279
Redemption of short-term investments	502,589	545,991
Net cash proceeds on sale of subsidiaries	14,932	118,149
Net cash outflow on acquisition of subsidiaries	(24,223)	(14,947)
Investment in other financial assets	(67,150)	(379,414)
Other investing activities	4,176	(18,126)
Net cash provided by investing activities	433,379	230,819
Cash flows from financing activities:
Proceeds from issuance of common shares and warrants	1,049	2,700
Proceeds from exercise of stock options	281	5,567
Issuance of long-term debt and convertible debentures	135,160	-
Repayment of long-term debt	(118,179)	(50,763)
Other financing activities	(38,005)	(3,037)
Net cash used in financing activities	(19,694)	(45,533)
Effect of exchange rate changes on cash and cash equivalents	44,863	(18,123)
Net decrease in cash and cash equivalents	(98,998)	(378,648)
Cash and cash equivalents, beginning of period	776,005	1,154,653
Cash and cash equivalents, end of period	$677,007	$776,005

Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2023	2022
		(As Restated)
Net revenue	$87,535	$101,766

Gross margin, as reported	(90,504)	(169,324)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	74,875	119,115
Charges related to the flow-through of inventory step-up on business combinations	-	4,163
Adjusted gross margin[1]	$(15,629)	$(46,046)

Adjusted gross margin percentage[1]	(18%)	(45%)
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

	Years ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2023	2022
		(As Restated)
Net revenue	$402,904	$510,321

Gross margin, as reported	(104,140)	(203,136)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	90,485	123,669
Charges related to the flow-through of inventory step-up on business combinations	-	11,847
Adjusted gross margin[1]	$(13,655)	$(67,620)

Adjusted gross margin percentage[1]	(3%)	(13%)
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended March 31,
(in thousands of Canadian dollars, unaudited)	2023	2022
		(As Restated)
Net loss	$(647,609)	$(588,695)
Income tax recovery	(16,361)	(8,458)
Other (income) expense, net	59,263	57,428
Share-based compensation	4,740	11,669
Acquisition-related costs	3,548	1,272
Depreciation and amortization[2]	20,771	30,489
Asset impairment and restructuring costs	405,129	241,141
Restructuring costs recorded in cost of goods sold	74,875	119,115
Charges related to the flow-through of inventory step-up on business combinations	-	4,163
Adjusted EBITDA[1]	$(95,644)	$(131,876)
[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Consolidated Statements of Cash Flows.

	Years ended March 31,
(in thousands of Canadian dollars, unaudited)	2023	2022
		(As Restated)
Net loss	$(3,309,546)	$(330,567)
Income tax recovery	(4,774)	(8,948)
Other (income) expense, net	466,025	(753,341)
Loss on equity method investments	-	100
Share-based compensation	31,188	47,525
Acquisition-related costs	35,694	11,060
Depreciation and amortization[2]	84,517	114,418
Asset impairment and restructuring costs	2,256,742	358,708
Restructuring costs recorded in cost of goods sold	90,485	123,669
Charges related to the flow-through of inventory step-up on business combinations	-	11,847
Adjusted EBITDA[1]	$(349,669)	$(425,529)
[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Consolidated Statements of Cash Flows.

Schedule 6

Free Cash Flow[1] Reconciliation (Non-GAAP Measure)
	Three months March 31,
(in thousands of Canadian dollars, unaudited)	2023	2022
Net cash used in operating activities	$(139,737)	$(126,686)
Purchases of and deposits on property, plant and equipment	(3,041)	(64)
Free cash flow[1]	$(142,778)	$(126,750)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

	Years ended March 31,
(in thousands of Canadian dollars, unaudited)	2023	2022
Net cash used in operating activities	$(557,546)	$(545,811)
Purchases of and deposits on property, plant and equipment	(9,217)	(36,684)
Free cash flow[1]	$(566,763)	$(582,495)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin and Segmented Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)[2]
	Three months ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2023	2022
		(As Restated)
Canada cannabis segment
Net revenue	$35,731	$52,031
Gross margin, as reported	(69,825)	(114,895)
Gross margin percentage, as reported	(195%)	(221%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	69,589	65,520
Charges related to the flow-through of inventory step-up on business combinations	-	4,163
Adjusted gross margin[1]	$(236)	$(45,212)
Adjusted gross margin percentage[1]	(1%)	(87%)

Rest-of-world cannabis segment
Revenue	$8,770	$13,944
Gross margin, as reported	354	(53,120)
Gross margin percentage, as reported	4%	(381%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	938	53,595
Adjusted gross margin[1]	$1,292	$475
Adjusted gross margin percentage[1]	15%	3%

Storz & Bickel segment
Revenue	$15,494	$21,624
Gross margin, as reported	5,303	9,661
Gross margin percentage, as reported	34%	45%

Adjusted gross margin[1]	$5,303	$9,661
Adjusted gross margin percentage[1]	34%	45%

BioSteel segment
Revenue	$19,298	$3,475
Gross margin, as reported	(26,185)	(13,361)
Gross margin percentage, as reported	(136%)	(384%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	3,202	-
Adjusted gross margin[1]	$(22,983)	$(13,361)
Adjusted gross margin percentage[1]	(119%)	(384%)

This Works segment
Revenue	$5,352	$5,988
Gross margin, as reported	1,223	2,377
Gross margin percentage, as reported	23%	40%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	1,146	-
Adjusted gross margin[1]	$2,369	$2,377
Adjusted gross margin percentage[1]	44%	40%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

2 In Q2 FY23, we are reporting our financial results for the following five reportable segments: (i) Canada cannabis; (ii) rest-of-world cannabis; (iii) Storz & Bickel; (iv) BioSteel; and (v) This Works. Information regarding segment net revenue and segment gross margin for the comparative periods has been restated to reflect the aforementioned change in reportable segments.

	Years ended March 31,
(in thousands of Canadian dollars except where indicated; unaudited)	2023	2022
		(As Restated)
Canada cannabis segment
Net revenue	$187,067	$257,910
Gross margin, as reported	(95,291)	(212,820)
Gross margin percentage, as reported	(51%)	(83%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	71,278	67,492
Charges related to the flow-through of inventory step-up on business combinations	-	11,847
Adjusted gross margin[1]	$(24,013)	$(133,481)
Adjusted gross margin percentage[1]	(13%)	(52%)

Rest-of-world cannabis segment
Revenue	$38,949	$79,306
Gross margin, as reported	(3,322)	(28,875)
Gross margin percentage, as reported	(9%)	(36%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	8,224	56,177
Adjusted gross margin[1]	4,902	27,302
Adjusted gross margin percentage[1]	13%	34%

Storz & Bickel segment
Revenue	$64,845	$85,410
Gross margin, as reported	26,112	37,284
Gross margin percentage, as reported	40%	44%

Adjusted gross margin[1]	26,112	37,284
Adjusted gross margin percentage[1]	40%	44%

BioSteel segment
Revenue	$69,649	$34,622
Gross margin, as reported	(40,613)	(15,722)
Gross margin percentage, as reported	(58%)	(45%)
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	8,683	-
Adjusted gross margin[1]	(31,930)	(15,722)
Adjusted gross margin percentage[1]	(46%)	(45%)

This Works segment
Revenue	$26,029	$32,296
Gross margin, as reported	10,205	14,800
Gross margin percentage, as reported	39%	46%
Adjustments to gross margin:
Restructuring costs recorded in cost of goods sold	2,300	-
Adjusted gross margin[1]	$12,505	$14,800
Adjusted gross margin percentage[1]	48%	46%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 8

Summary of BioSteel Revenue and Adjusted EBITDA Restatement Impacts

(in thousands of Canadian dollars except where indicated; unaudited)
	BioSteel
Net Revenue	FY22	Q1 FY23	Q2 FY23	Q3 FY23	YTD Q3 FY23
As Previously Reported	44,626	17,888	29,922	16,363	64,173
Restatement Adjustments	(10,004)	(4,195)	(12,445)	2,818	(13,822)
As Restated	34,622	13,693	17,477	19,181	50,351
-
-	Canopy Growth Consolidated
Net Revenue	FY22	Q1 FY23	Q2 FY23	Q3 FY23	YTD Q3 FY23
As Previously Reported	520,325	110,115	117,863	101,213	329,191
Restatement Adjustments	(10,004)	(4,195)	(12,445)	2,818	(13,822)
As Restated	510,321	105,920	105,418	104,031	315,369
-
-	Canopy Growth Consolidated
Adjusted EBITDA	FY22	Q1 FY23	Q2 FY23	Q3 FY23	YTD Q3 FY23
As Previously Reported	(415,447)	(74,800)	(78,099)	(87,502)	(240,401)
Restatement Adjustments	(10,082)	(4,194)	(11,776)	2,346	(13,624)
As Restated	(425,529)	(78,994)	(89,875)	(85,156)	(254,025)